Exhibit 99.2

News Release CRESTWOOD MIDSTREAM PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Announces Private Offering of $700 Million of Senior Notes

HOUSTON, TEXAS, January 6, 2021 – Crestwood Midstream Partners LP (“CMLP”), a wholly-owned subsidiary of Crestwood Equity Partners LP (NYSE: CEQP), announced today its intention, subject to market and other conditions, to offer $700 million in aggregate principal amount of unsecured Senior Notes due 2029 (the “Notes”) in a private offering (the “Notes Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior unsecured basis by all of CMLP’s subsidiaries that guarantee its existing notes and the indebtedness under its revolving credit facility (the “Revolving Credit Facility”).

CMLP intends to use the net proceeds from the Notes Offering and borrowings under its Revolving Credit Facility to fund its obligations under the separately announced tender offer (the “Tender Offer”) for any and all of its outstanding 6.25% Senior Notes due 2023 (the “2023 Notes”), including fees and expenses in connection therewith. The Notes Offering is not conditioned on the consummation of the Tender Offer. The Tender Offer is conditioned on, among other things, the consummation of the Notes Offering.

The Notes and the related guarantees will be offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in CMLP’s filings with the United States Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

About Crestwood Midstream Partners LP

Houston, Texas, based CMLP is a limited partnership and wholly-owned subsidiary of CEQP that owns and operates midstream businesses in multiple shale resource plays across the United States. CMLP is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water.

NEWS RELEASE

Source: Crestwood Midstream Partners LP

Crestwood Midstream Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations,

ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

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